Exhibit 10.12

                   PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT


               AGREEMENT, made and entered into as of _________ ___, 200__ by and between XL Capital Ltd, a Cayman Islands corporation ("XL"), and <<Grantee>> (the "Grantee").

               WHEREAS, the Grantee is an employee of XL and/or any of its subsidiaries (collectively called the "Company"); and

               WHEREAS, XL regards the Grantee as a valuable employee of the Company and has determined it to be in the interest of the Company to grant to the Grantee an award of Performance Restricted Stock Units under the Company's 1991 Performance Incentive Program;

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, XL and the Grantee agree as follows:

               (a) GRANT OF PERFORMANCE RESTRICTED STOCK UNITS.

               XL hereby grants to the Grantee an award (the "Award") of
<<No. of Shares>> Performance Restricted Stock Units subject to the restrictions set forth below (the "Performance Restricted Stock Units"). The date of grant of the Award shall be the date set forth above (the "Date of Grant"). The Award is granted pursuant to the terms of the Company's 1991 Performance Incentive Program, which is incorporated by reference herein. Any capitalized terms used herein and not defined shall have the meanings given to those terms in the 1991 Performance Incentive Program.

               (b)   VESTING.

               The Award will vest as follows:
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               (i) 25% of the Performance Restricted Share Units subject to the
Award will vest on each of the first, second, third and fourth anniversaries of the Date of Grant (or, if later, the date the Board determines that the applicable ROE (as defined below) threshold has been met), in each case if, and only if, the consolidated return on equity of the Company, as determined by the Board, (the "ROE") for the immediately preceding calendar year equals or exceeds [__]%.

               (ii) If in any year the portion of the Performance Restricted Share Units subject to vesting for the first time under (i) above does not vest because the ROE for the immediately preceding calendar year was below the [__]% threshold set forth in (i) above, such portion of the Performance Restricted Share Units will vest on the next anniversary of the Date of Grant (or, if later, the date the Board determines that the applicable ROE threshold has been met), in each case if, and only if, the ROE for the two calendar year period immediately preceding such next anniversary (for this purpose treating the ROE for any calendar year as not less than zero) equals or exceeds [__]% per annum, compounded annually.

               (iii) If any portion of the Performance Restricted Share Units subject to the Award fails to vest in two or more successive years due to the failure to achieve the required ROE thresholds, such portion of the Performance Restricted Share Units will vest on the next anniversary of the Date of Grant (or, if later, the date the Board determines that the applicable ROE threshold has been met), in each case if, and only if, the ROE for the three calendar year period immediately preceding such next anniversary (for this purpose treating the ROE for any calendar year as not less than zero) equals or exceeds [__]% per annum, compounded annually.
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               (iv) Notwithstanding the foregoing, the Award shall vest in full on the tenth anniversary of the Date of Grant or upon an Early Termination (as defined in paragraph (e) below).

               (v) ROE determinations for a period shall be made by the Board no later than the 20th day of February next following the end of the period.

               (vi) The portion of the Award, if any, that is not vested immediately following termination of the Grantee's employment shall be immediately forfeited.

               (c)   DISTRIBUTION OF STOCK.

               At the time the Award vests in accordance with paragraph (b) above, the Company shall distribute to the Grantee a number of Ordinary Shares, US$0.01 par value per share, of XL (the "Shares") equal to the number of Performance Restricted Stock Units which vested. Prior to the Company's delivery of the Shares, the Grantee shall pay to XL an amount of cash equal to the par value for each of such Shares delivered.

               (d) RIGHTS AND RESTRICTIONS.

               The Performance Restricted Stock Units shall not be transferable other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Performance Restricted Stock Units and delivery of the Shares to the Grantee, the Grantee shall not have any rights and privileges of a shareholder as to the Shares subject to the Award. Specifically, the Grantee shall not have the right to receive dividends or the right to vote such Shares prior to vesting of the Award and delivery of the Shares.
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               (e)   EARLY TERMINATION.

                  The Award shall vest in full immediately upon the happening of any of the following events (each an "Early Termination"):

               (i) DEATH OF GRANTEE. In the event the Grantee dies while in the employment of the Company.

               (ii) TERMINATION OF EMPLOYMENT DUE TO DISABILITY. In the event the Grantee's employment with the Company is terminated by the Company by reason of the Grantee's Disability. "Disability" means the inability of the Grantee, as a result of accident or sickness, to perform the duties pertaining to his occupation or employment with the Company as determined by the Company.


               (iii) TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. In the event the Grantee's employment with the Company is terminated due to his or her Retirement.

               (iv) CHANGE OF CONTROL. In the event there is a Change of Control of the Company.

               (f)   STATUS OF SHARES.

               Upon issuance, the Shares shall rank equally in all respects with the other outstanding Shares of XL and shall be fully paid.
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               (g)   ADJUSTMENTS FOR RECAPITALIZATIONS, ETC.

               In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-off, liquidations, reclassifications or other similar changes in the capitalization of XL, the number of Shares subject to this Award shall be proportionately adjusted by the Board on an equitable basis.

               (h)   OBLIGATIONS AS TO CAPITAL.

               XL agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under this Agreement.

               (i)   WITHHOLDING.

               The Grantee agrees to make appropriate arrangements with XL for satisfaction of any applicable income tax withholding requirements or social security or similar requirements arising out of the Award. Such withholding tax obligations may be satisfied by withholding Shares from this Award; provided that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable law.

               (j)   REFERENCES.

               References herein to rights and obligations of the Grantee shall apply, where appropriate, to the estate or personal representative of the Grantee without regard to whether specific reference to them is contained in a particular provision of this Agreement.
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               (k)   NOTICE.

               Any notice or communication to be given to XL under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, duly addressed to XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

               (l)   GOVERNING LAW.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.
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               IN WITNESS WHEREOF, the parties hereto have duly caused this
Agreement to be executed and delivered on the date first above written.


                                           XL Capital Ltd


                                           By: ______________________________




                                           ________________________________
                                           <<Grantee>>